EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-179430, 333-199885, and 333-221294); and

(2)

Registration Statements (Form S-8 Nos. 333-165227, 333-165228, 333-165229, 333-165230, 333-165231, 333-184396, 333-189339, 333-189340, 333-197874, 333-197875, 333-206227, 333-206228, 333-213001, 333-213002, 333-219669, 333-219670, 333-226612, and 333-226613) pertaining to the Amended and Restated 2010 Employee Stock Purchase Plan of Ironwood Pharmaceuticals, Inc. and

(3)	Registration Statements (Form S-8 Nos. 333-231887, and 333-231890) pertaining to the Amended and Restated 2019 Employee Stock Purchase Plan of Ironwood Pharmaceuticals, Inc.;

of our reports dated February 13, 2020, with respect to the consolidated financial statements of Ironwood Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Ironwood Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 13, 2020